     As filed with the Securities and Exchange Commission on July 18, 1997

                                                   Registration No. 333-

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     ------

                            Post-Effective Amendment
                                    No. 1 to
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                                     ------

                         TOLLGRADE COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

            PENNSYLVANIA                                  25-1537134
     (State or other jurisdiction of                    (I.R.S. Employer
     incorporation or organization)                    Identification No.)

                                 493 Nixon Road
                          Cheswick, Pennsylvania 15024
                                  412-274-2156
              (Address, including Zip Code, and telephone number,
       including area code, of registrant's principal executive offices)

                                     ------

                              Christian L. Allison
                            Chief Executive Officer
                         Tollgrade Communications, Inc.
                                 493 Nixon Road
                          Cheswick, Pennsylvania 15024
                                  412-274-2156
               (Name, address, including Zip Code, and telephone
               number, including area code, of agent for service)

                                    Copy to:
                         Pasquale D. Gentile, Jr., Esq.
                            Reed Smith Shaw & McClay
                                435 Sixth Avenue
                              Pittsburgh, PA 15219
                                  412-288-4112

                                     ------

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                          Proposed                  Proposed                 Amount of
Securities to be                   Amount to be       Maximum Offering          Maximum Aggregate          Registration
Registered                          Registered         Price per share           Offering Price                 Fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock,                         17,500              $ 25.75                  $  450,625
$.20 par value                       375,000              $ 21.25*                 $7,968,750*
                                     -------              -------                  ----------
                                     392,500                                       $8,419,375*              $2,552*
                                                                                   ----------               ------
=======================================================================================================================

* Estimated solely for the purposes of calculating the amount of the registration fee. Pursuant to Rules 457(h) and (c), the proposed maximum aggregate offering price for shares subject to stock options outstanding is based on the actual option price and for shares which may be issued but are not subject to outstanding stock options is based on the average of the high and low sales prices of the Common Stock as reported by the Nasdaq National Market Issues listing for July 14, 1997, as quoted in The Wall Street Journal.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                  Except as modified below, the contents of the Tollgrade Communications, Inc. (the "Company") Form S-8 Registration Statement under the Securities Act of 1933, as amended, File No. 333-4290 (the "Original Form S-8"), which was filed with the Commission on May 1, 1996, are incorporated by reference in this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement.

ITEM 8.  EXHIBITS.

Exhibit
  No.      Description and Method of Filing
--------   --------------------------------
4.1        Amended and Restated Articles of Incorporation of the Company, as
           amended, incorporated herein by reference to Exhibit 3.1 to the
           Company's Registration Statement on Form S-1 (Reg. No. 33-98322),
           filed on October 18, 1995, as amended by Amendment No. 1 filed
           November 20, 1995 and Amendment No. 2 filed December 11, 1995 (as so amended, the "Form S-1").

4.2 Stock Option Agreement entered into June 2, 1992 between the Company and J. Garvin Warden, incorporated herein by reference to Exhibit 4.2 to the Original Form S-8.

4.3        Stock Option Agreement entered into January 1, 1994 between the
           Company and Frederick Kiko, together with a schedule listing substantially identical agreements with Christian L. Allison and Rocco L. Flaminio, incorporated herein by reference to Exhibit 10.12 to the Company's Annual Report on Form 10-K for the year ended
           December 31, 1995 (the "1996 10-K").

4.4 Stock Option Agreement entered into July 7, 1994 between the Company and R. Craig Allison, together with a schedule listing substantially identical agreements with Gordon P. Anderson, John H. Guelcher,
           Richard H. Heibel and Joseph T. Messina, incorporated herein by reference to Exhibit 10.13 to the Company's 1996 10-K.

4.5        Stock Option Agreement entered into December 14, 1995 between the
           Company and R. Craig Allison, together with a schedule listing substantially identical agreements with Gordon P. Anderson, Jeffrey
           Blake, John H. Guelcher, Richard H. Heibel, Joseph T. Messina and
           Douglas T. Halliday, incorporated herein by reference to Exhibit
           10.14 to the Company's 1996 10-K.

4.6        Form of Stock Option Agreement dated December 14, 1995 and December
           29, 1995 for Non-Statutory Stock Options granted under the Company's
           1995 Long-Term Incentive Compensation Plan (the "Plan"), incorporated herein by reference to Exhibit 10.15 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996 (the "1997 10-K").

4.7 Form of Stock Option Agreement for Non-Statutory Options granted under the Plan in 1996 and 1997, incorporated herein by reference to
           Exhibit 10.2 of the Report on Form 10-Q of the Company filed on November 12, 1996.

4.8        Amended and Restated Non-employee Stock Option Agreement entered into
           December 13, 1996 between the Company and Lawrence Arduini, together with a schedule listing substantially identical agreements with Daniel Barry, Robert Kampmeinert and Dr. Richard Heibel, filed herewith.

4.9 Form of Stock Option Agreement for Non-Statutory Stock Options granted to employees of the Company under the Plan, filed herewith.

4.10 Form of Stock Option Agreement for Non-Statutory Stock Options granted to non-employee directors of the Company under the Plan, filed herewith.

5.1 Opinion of Reed Smith Shaw & McClay regarding legality of shares of the Company's Common Stock being registered, filed herewith.

23.1 Consent of Reed Smith Shaw & McClay (contained in the opinion filed as Exhibit 5.1 hereto).

23.2 Consent of Coopers & Lybrand L.L.P., independent certified accountants, filed herewith.

24.1       Powers of Attorney (filed herewith as part of the signature pages).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on July 17, 1997.

                                        TOLLGRADE COMMUNICATIONS, INC.


                                        By  /s/ Christian L. Allison
                                           -----------------------------
                                                Christian L. Allison
                                                Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 17, 1997.

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Christian L. Allison and Sara Antol, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

       Signature                                 Title
       ---------                                 -----
/s/ R. Craig Allison                       Chairman of the Board
----------------------------
    R. Craig Allison


/s/ Christian L. Allison                   Director and Chief Executive
----------------------------               Officer (Principal Executive
    Christian L. Allison                   Officer)

/s/ James J. Barnes                        Director
----------------------------
    James J. Barnes


/s/ Daniel P. Barry                        Director
----------------------------
    Daniel P. Barry


/s/ Rocco L. Flaminio                      Director, Vice Chairman
----------------------------               and Chief Technology Officer
    Rocco L. Flaminio


/s/ Richard M. Heibel, M.D.                Director
----------------------------
    Richard M. Heibel, M.D.



/s/ Robert W. Kampmeinert                  Director
----------------------------
    Robert W. Kampmeinert


/s/ Samuel C. Knoch                        Chief Financial Officer and Treasurer
----------------------------               (Principal Financial Officer)
    Samuel C. Knoch

/s/Bradley N. Dinger                       Controller
----------------------------               (Principal Accounting Officer)
    Bradley N. Dinger

                                 EXHIBIT INDEX
                    (Pursuant to Item 601 of Regulation S-K)

Exhibit                                                                                            Sequential
  No.      Description and Method of Filing                                                           Page
-------    --------------------------------                                                        ----------
4.1        Amended and Restated Articles of Incorporation of the Company,
           as amended, incorporated herein by reference to Exhibit 3.1 to
           the Company's Form S-1.                                                                    *

4.2        Stock Option Agreement entered into June 2, 1992 between the
           Company and J. Garvin Warden, incorporated herein by reference
           to Exhibit 4.2 to the Original Form S-8.                                                   *

4.3        Stock Option Agreement entered into January 1, 1994 between the
           Company and Frederick Kiko, together with a schedule listing substantially identical agreements with Christian L. Allison and
           Rocco L. Flaminio, incorporated herein by reference to Exhibit
           10.12 to the Company's Annual Report on Form 10-K for the year
           ended December 31, 1995 (the "1996 10-K").                                                 *


4.4        Stock Option Agreement entered into July 7, 1994 between the
           Company and R. Craig Allison, together with a schedule listing substantially identical agreements with Gordon P. Anderson, John
           H. Guelcher, Richard H. Heibel and Joseph T. Messina,
           incorporated herein by reference to Exhibit 10.13 to the
           Company's 1996 10-K.                                                                       *

4.5        Stock Option Agreement entered into December 14, 1995 between the
           Company and R. Craig Allison, together with a schedule listing substantially identical agreements with Gordon P. Anderson,
           Jeffrey Blake, John H. Guelcher, Richard H. Heibel, Joseph T.
           Messina and Douglas T. Halliday, incorporated herein by reference
           to Exhibit 10.14 to the Company's 1996 10-K.                                               *

4.6        Form of Stock Option Agreement dated December 14, 1995 and
           December 29, 1995 for Non-Statutory Stock Options granted under the Company's 1995 Long-Term Incentive Compensation Plan (the
           "Plan"), incorporated herein by reference to Exhibit 10.15 to the
           Company's Annual Report on Form 10-K for the year ended December
           31, 1996 (the "1997 10-K").                                                                *

4.7        Form of Stock Option Agreement for Non-Statutory Options granted under the Plan in 1996 and 1997, incorporated herein by reference to Exhibit 10.2 of the Report on Form 10-Q of the Company filed
           on November 12, 1996.                                                                      *

4.8        Amended and Restated Non-employee Stock Option Agreement entered into
           December 13, 1996 between the Company and Lawrence Arduini, together with a schedule listing substantially identical agreements with Daniel Barry, Robert
           Kampmeinert and Dr. Richard Heibel, filed herewith.                                       8

4.9        Form of Stock Option Agreement for Non-Statutory Stock Options granted to
           employees of the Company under the Plan, filed herewith.                                 12

4.10       Form of Stock Option Agreement for Non-Statutory Stock Options granted to
           non-employee directors of the Company under the Plan, filed herewith.                    16

5.1        Opinion of Reed Smith Shaw & McClay regarding legality of shares of the
           Company's Common Stock being registered, filed herewith.                                 20

23.1 Consent of Reed Smith Shaw & McClay (contained in the opinion filed as Exhibit 5.1 hereto).

23.2       Consent of Coopers & Lybrand L.L.P., independent certified accountants, filed
           herewith.                                                                                21

24.1       Powers of Attorney (filed herewith as part of the signature pages).

------------
* Incorporated by reference.